Exhibit 4.7

ALLIANCE IMAGING, INC.,

Issuer

AND

THE BANK OF NEW YORK,

as Trustee

Supplemental Indenture

Dated as of December 14, 2004

Supplemental Indenture to the Indenture
dated as of April 10, 2001
with respect to the
10-3/8% Senior Subordinated Notes due 2011

Supplemental Indenture (this “Supplemental Indenture”), dated as of December 14, 2004 among Alliance Imaging, Inc., a Delaware corporation (the “Company”), and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has executed and delivered to the Trustee an indenture dated as of April 10, 2001 (the “Indenture”), pursuant to which the Company issued $260,000,000 principal amount of 10-3/8% Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Company is making a tender offer (the “Tender Offer”) to purchase the Notes for cash;

WHEREAS, the Company has solicited consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Supplemental Indenture (the “Amendments”);

WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee, with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, may amend or supplement certain provisions of the Indenture with respect to the Notes;

WHEREAS, the Holders of not less than a majority in principal amount of the outstanding Notes have consented to the Amendments;

WHEREAS, this Supplemental Indenture is effective as of the date hereof; and

WHEREAS, the Amendments contained in this Supplemental Indenture shall not become operative until the time and date that the Company accepts for purchase the Notes that are tendered and not withdrawn pursuant to the Tender Offer in an amount representing not less than a majority in principal amount of the then outstanding Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.                            Definitions.  For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)                                 capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.                            Amendments.  The Indenture is hereby amended as follows:

(a)                                  Section 1002 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1002.  INTENTIONALLY OMITTED.”

(b)                                 Section 1003 of the Indenture is hereby amended by deleting the first sentence after the heading thereof, which sentence commences with the words “If the Company shall” and ends with the words “failure to so act”.

(c)                                  Section 1004 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1004.  INTENTIONALLY OMITTED.”

(d)                                 Section 1005 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1005.  INTENTIONALLY OMITTED.”

(e)                                  Section 1006 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1006.  INTENTIONALLY OMITTED.”

(f)                                    Section 1007 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1007.  INTENTIONALLY OMITTED.”

(g)                                 Section 1008 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1008.  INTENTIONALLY OMITTED.”

(h)                                 Section 1009 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1009.  INTENTIONALLY OMITTED.”

(i)                                     Section 1010 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1010.  INTENTIONALLY OMITTED.”

(j)                                     Section 1011 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1011.  INTENTIONALLY OMITTED.”

(k)                                  Section 1012 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1012.  INTENTIONALLY OMITTED.”

(l)                                     Section 1013 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1013.  INTENTIONALLY OMITTED.”

(m)                               Section 1014 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1014.  INTENTIONALLY OMITTED.”

(n)                                 Section 1015 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1015.  INTENTIONALLY OMITTED.”

(o)                                 Section 1016 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1016.  INTENTIONALLY OMITTED.”

(p)                                 Section 1017 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1017.  INTENTIONALLY OMITTED.”

(q)                                 Section 1018 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1018.  INTENTIONALLY OMITTED.”

(r)                                    Section 1019 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1019.  INTENTIONALLY OMITTED.”

(s)                                  Section 1020 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1020.  INTENTIONALLY OMITTED.”

(t)                                    Section 501 of the Indenture is hereby amended as follows:

(1)                                  by deleting clauses (iii), (iv), (v), (vi), (vii) and (viii) thereof in their entirety; and

(2)                                  by inserting immediately after the semi-colon at the end of clause (i) the word “or”.

(u)                                 Section 1204 of the Indenture is hereby amended as follows:

(1)                                  by deleting clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) thereof in their entirety; and

(2)                                  by deleting the semi-colon at the end of clause (i) and inserting a period in lieu thereof.

(v)                                 Section 801 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 801.  INTENTIONALLY OMITTED.”

(w)                               All definitions contained in the Indenture, the references to which would be eliminated as a result of the amendments contained in paragraphs (a) through (v) of this Section 2, shall be deemed deleted in their entirety.  All definitions contained in the Indenture, the references to which would be amended as a result of the amendments contained in paragraphs (a) through (v) of this Section 2, shall be deemed amended to the extent applicable.

SECTION 3.                            Effectiveness.  This Supplemental Indenture supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof.  Except as supplemented hereby, the Indenture shall continue in full force and effect.

The Supplemental Indenture shall be effective as of the date hereof; provided, however, the Amendments effected by this Supplemental Indenture shall not become operative until the time and date that the Company accepts for purchase the Notes that are tendered and not withdrawn pursuant to the Tender Offer in an amount representing not less than a majority in principal amount of the then outstanding Notes.

SECTION 4.                            NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.                            The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION 6.                            Successors and Assigns.  All agreements of the Company in this Supplemental Indenture shall bind its successors and assigns.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 7.                            Separability.  In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.                            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.                            Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALLIANCE IMAGING, INC.

By:	/s/ Russell D. Phillips, Jr.
	Name:	Russell D. Phillips, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Daren M. DiNicola
	Name:	Daren M. DiNicola
	Title:	Authorized Signatory